Exhibit 23.1

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-239385) of Palomar Holdings, Inc. and Subsidiaries and Registration Statements on Form S-8 (Nos. 333-230908, 333-236957, and 333-255860) pertaining to the 2019 Equity Incentive Plan and 2019 Employee Stock Purchase Plan of Palomar Holdings, Inc. and Subsidiaries of our reports dated February 24, 2022, with respect to the consolidated financial statements and schedules of Palomar Holdings, Inc. and Subsidiaries and the effectiveness of internal control over financial reporting of Palomar Holdings, Inc. and Subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2021.

/s/ Ernst & Young LLP

San Francisco, California
February 24, 2022

Illustrative Reports (EY Atlas)

11.2.11.11.1 Example #10A-- Consent for use in a Form 10-K that upon filing will automatically be incorporated by reference in multiple effective SEC registration statements

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-XXXXX) of XYZ Company,
(2)	Registration Statement (Form S-4 No. 333-XXXXX) of XYZ Company, and
(3)	Registration Statement (Form S-8 No. 333-XXXXX) pertaining to the Employees' Savings Plan of XYZ Company;

of our report[s] dated March 11, 20Y0, with respect to the consolidated financial statements of XYZ Company [and the effectiveness of internal control over financial reporting of XYZ Company] included in this Annual Report (Form 10-K) of XYZ Company for the year ended December 31, 20X9.

This example assumes the auditor's report on the financial statements and the auditor's report on internal control over financial reporting are [included] [incorporated by reference] in the Form 10-K. In other situations, our consent should be modified accordingly. [Note A]

When we also include our audit opinion on financial statement schedule(s) required in Form 10-K within our consent, we make required adjustments to this example as shown in Example #10B and [Note A] below. See further guidance in section 11.2.7 of this Manual.

[Note A] - Where the Form 10-K includes one or more reports, but incorporates by reference one or more other reports, the consent is modified accordingly. See Example #6.

For example, when the Form 10-K includes our report on the financial statement schedule(s) (See Example 10B), but incorporates by reference our report[s] on financial statements and internal control over financial reporting from the annual report to shareholders, the consent is modified as follows:

...our report[s] dated March 11, 20Y0, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of XYZ Company, incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 20X9, and the financial statement schedule[s] of XYZ Company included herein.

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